Exhibit 99.1

For Information:       Valerie L. Gerard
                       Vice President - Investor Relations
                       (973) 422-3284
                                   or
                       Yvette K. Rudich
                       Director - Corporate Communications
                       (973) 597-2095

CIT ANNOUNCES FIRST QUARTER NET INCOME OF $0.60 EPS AND IMPROVED CREDIT QUALITY

o     First quarter net income of $127.0 million - diluted EPS of $0.60

o Lower delinquent and non-performing loans - second consecutive quarterly decline

o     Charge-offs decline over 25% from the prior quarter

NEW YORK, April 24, 2003 - CIT Group Inc. (NYSE: CIT) today reported net income of $127.0 million, $0.60 diluted earnings per share, for the quarter ended March 31, 2003, compared to $141.3 million, or $0.67 diluted earnings per share for the prior quarter. The reduction in net income from the prior quarter reflects lower interest margin and other revenue, the effects of which were partially mitigated by lower charge-offs and reduced operating expenses.

      "I am pleased with the progress in asset quality. Leading indicators are improving and charge-offs are down substantially," said Albert R. Gamper, Jr., Chairman, President and CEO. "Asset growth was respectable for the quarter, however, we continue to experience margin decline, partially the result of our decision to maintain excess liquidity in this environment."

Financial Highlights:

Portfolio and Managed Assets

      Total financing and leasing portfolio assets grew to $37.1 billion at March 31, 2003, up from $35.9 billion at December 31, 2002 and $33.9 billion at March 31, 2002. Growth for the quarter was driven by the Commercial Finance segment, as Business Credit (asset-based lending) and Commercial Services (factoring) grew 8.4% and 7.6%, respectively, from December 31, 2002, as customers increased their borrowing levels under existing credit facilities. These trends were additionally influenced by seasonal factors. Home equity receivables also grew in the Specialty Finance segment.

      Origination volume, excluding factoring, was down 12% and 5% from last quarter and the prior year quarter. Volume increases from last quarter in the Specialty Finance - commercial segment (particularly the vendor programs) were offset by declines in the Business Credit unit and the Equipment Financing and Leasing segment.

      Managed assets increased $1.1 billion to $47.5 billion, up from $46.4 billion last quarter, as securitized receivables declined slightly from December 31, 2002, partially offsetting our on-balance sheet growth. The liquidating portfolios (owner-operator trucking, franchise, manufactured housing, recreational vehicle and inventory finance loans) declined to $1.28 billion from $1.34 billion at December 31, 2002 and $1.98 billion at March 31, 2002. Managed assets were $48.1 billion at March 31, 2002.

Net Finance and Risk Adjusted Margins

      Net finance margin, at 3.63% of average earning assets for the current quarter, declined from 4.34% during the prior quarter. The decline primarily reflects the following factors: the continuation of higher funding costs associated with our term funding initiatives and excess liquidity position, coupled with lower cost debt maturities; lower fees due to lower origination volume and reduced rental rates on the aerospace portfolio.

      Risk adjusted margin (net finance margin after provision for credit losses) declined to $210.7 million or 2.44%, from $221.0 million or 2.70% last quarter, as the decline in net finance margin was in part offset by reduced charge-offs.

Credit Quality

      Total 60+ day owned delinquencies declined to $971 million (3.39% of finance receivables) at March 31, 2003, from $1.001 billion (3.63%) at December 31, 2002 and $1.158 billion (3.90%) at March 31, 2002, marking the second consecutive quarterly decrease in delinquencies. The improvement from the prior quarter was led by reductions in the Commercial Finance and Structured Finance segments. Managed 60+ day delinquencies decreased to $1.361 billion (3.38% of managed financial assets) at March 31, 2003 from $1.396 billion (3.55%) at December 31, 2002, and $1.680 billion (4.09%) at March 31, 2002.

      Non-performing assets have decreased for two consecutive quarters. Non-performing assets were $1.006 billion, 3.51% of finance receivables, down from $1.086 billion, 3.93%, at December 31, 2002 and up slightly from $988.4 million, 3.32%, at March 31, 2002. The reduction for the quarter was largely in the commercial aerospace portfolio, as aircraft securing United Airlines receivables on non-accrual last quarter were placed under short-term operating leases. This reduction was in part offset by the placement of Air Canada assets on non-accrual status following its bankruptcy announcement.

      At March 31, 2003, seven commercial aircraft were off lease, down from nine at December 31, 2002, as three aircraft were remarketed and one lease terminated during the quarter. Of the inventory at quarter end, there are signed leases or letters of intent on four of the aircraft.

      The competitive local exchange carrier ("CLEC") portion of the telecommunications portfolio totaled approximately $238.0 million at March 31, 2003, of which $59.0 million was on non-accrual status, down from comparative December 31, 2002 balances of $262.3 million and $92.9 million, respectively. Total specific telecommunication reserves were $139.8 million at March 31, 2003.

      Total charge-offs during the March quarter were $114.3 million (1.61%), including $13.8 million of telecommunication loan charge-offs, compared to $154.5 million (2.32%) during the prior quarter. The tables that follow detail charge-offs for the current and prior quarters by segment, both in amount and as a percentage of average finance receivables. In addition to total amounts, charge-offs relating to the liquidating and telecommunications portfolios are also presented to provide enhanced analysis.

Charge-offs: ($ millions)                              Quarter Ended March 31, 2003
-------------------------            --------------------------------------------------------------
                                                                                      Before
                                          Total         Liquidating & Telecom   Liquidating/Telecom
                                     ---------------    ---------------------   -------------------
Equipment Financing & Leasing .....  $ 39.9    2.07%      $ 8.4      6.48%      $31.5         1.76%

Specialty Finance -- commercial ...    31.0    1.73%        0.4      8.65%       30.6         1.71%

Commercial Finance ................    16.6    0.80%         --        --        16.6         0.80%

Structured Finance ................    13.8    1.90%       13.8      8.23%         --           --
                                     ------               -----                 -----
   Total Commercial Segments ......   101.3    1.55%       22.6      7.48%       78.7         1.27%

Specialty Finance -- consumer .....    13.0    2.36%        6.4      3.09%      $ 6.6         1.92%
                                     ------               -----                 -----
   Total ..........................  $114.3    1.61%      $29.0      5.70%      $85.3         1.30%
                                     ======               =====                 =====


Charge-offs: ($ millions)                            Quarter Ended December 31, 2002
-------------------------            --------------------------------------------------------------
                                                                                      Before
                                          Total         Liquidating & Telecom   Liquidating/Telecom
                                     ---------------    ---------------------   -------------------
Equipment Financing & Leasing .....  $ 71.1    3.23%      $13.3      9.25%      $ 57.8        2.81%

Specialty Finance -- commercial ...    23.2    1.55%        2.0     36.36%        21.2        1.42%

Commercial Finance ................    33.5    1.92%         --         --        33.5        1.92%

Structured Finance ................    15.5    2.24%       15.5      8.75%          --          --
                                     ------               -----                 ------
   Total Commercial Segments ......   143.3    2.33%       30.8      9.44%       112.5        1.93%

Specialty Finance -- consumer .....    11.2    2.24%        5.1      2.42%         6.1        2.11%
                                     ------               -----                 ------
   Total ..........................  $154.5    2.32%      $35.9      6.68%      $118.6        1.94%
                                     ======               =====                 ======

      Total telecommunication and liquidating charge-offs were down $6.9 million from last quarter, largely in the trucking and franchise portfolios. Before liquidating portfolio charge-offs and telecommunication charge-offs covered by specific 2002 reserving actions, charge-offs were $85.3 million (1.30% of average finance receivables) for the current quarter, down from $118.6 million (1.94%) last quarter. The improvement from last quarter primarily reflects declines in both the Equipment Financing and Business Credit units, partially offset by higher Specialty Finance - Commercial charge-offs this quarter, which included higher losses in the small business loan and leasing units. These small business loan and leasing units were transferred from Equipment Financing to Specialty Finance during the quarter. The Equipment Financing trend reflected lower charge-offs in the construction and industrial equipment businesses, while the Business Credit improvement followed a number of large write-offs during the prior quarter in connection with concluding several loan workouts.

      Total reserves for credit losses were $757.0 million (2.64% of finance receivables) at March 31 2003, compared to $760.8 million (2.75%) at December 31, 2002 and $554.9 million (2.11%) at March 31, 2002. The reserve reduction during the quarter was primarily the result of $13.8 million in telecommunication loan charge-offs that were applied to the specific telecommunication reserve. At March 31, 2003, the reserve for credit losses, before the telecommunication ($139.8 million) and Argentine reserves ($135.0 million), was $482.2 million (1.74% of finance receivables), versus $472.2 million (1.77%) at December 31, 2002. Additionally, the dollar amount of reserves related to loan impairment (as defined under SFAS 114) included in the above reserve balances totaled approximately $136 million at March 31, 2003, down from $157 million at December 31, 2002.

Other Revenue

      For the quarter, other revenue totaled $235.5 million, down from $257.1 million for the quarter ended December 31, 2002, reflecting lower fees and other income and reduced factoring revenues. These declines, which were largely in the Commercial Finance and Structured Finance segments, were in part offset by increased equipment sale gains, primarily in the Specialty Finance - Commercial unit. Securitization gains during the current quarter totaled $30.7 million, 14.4% of pretax income, on volume of $1,237 million, compared to $30.5 million, 12.9% of pretax income, on volume of $1,189 million during the prior quarter.

Salaries and General Operating Expenses

      Salaries and general operating expenses were $233.6 million for the quarter, down from $242.1 million for the December 2002 quarter. The decrease from last quarter was primarily the result of lower legal, repossession and collection expenses. Salaries and general operating expenses were 2.08% of average managed assets during the quarter, versus 2.18% for the prior quarter. The efficiency ratio for the quarter (salaries and general operating expenses divided by operating margin, excluding provision for credit losses) was 42.5% as compared to 39.6% in the prior quarter, reflecting lower revenues in the current quarter.

      Headcount was 5,845 at March 31, 2003 compared to 5,835 at December 31, 2002 and 6,230 at March 31, 2002.

Funding and Liquidity

      Attractive pricing and strong demand for our commercial paper program continued for the quarter. Our emphasis on term funding during the quarter resulted in commercial paper outstandings of $4.5 billion, down from $5.0 billion at December 31, 2002. At March 31, 2003, $5.7 billion of bank lines were available, which represented 128% backup liquidity of commercial paper outstanding.

      Bank line borrowings were $1.3 billion at March 31, 2003, down from $2.1 billion at December 31, 2002 as an additional $800 million was repaid, including a $300 million Canadian facility, which expired in March.

      Term-debt issued during the quarter totaled $4.4 billion, and consisted of a $1.0 billion three-year, fixed-rate global issue, $2.6 billion in variable-rate medium-term notes and $0.8 billion in retail issues.
Securitization volume was $1.2 billion, essentially unchanged from the prior quarter.

      Cash and equivalents were $2.0 billion at March 31, 2003, as excess liquidity was maintained during the quarter. Though essentially unchanged from December 31, 2002, average cash balances were above the prior quarter, as excess liquidity was maintained to pre-fund certain debt maturities this quarter. The level of liquidity remained well in excess of historical amounts.

Capitalization and Leverage

      The ratio of tangible equity to managed assets was 10.42% as of March 31, 2003, compared to 10.44% as of December 31, 2002 and 9.14% in the prior year quarter. The return on tangible equity was 11.0%, compared to 12.7% for the prior quarter.

Conference Call and Webcast:

      We will discuss this quarter's results, as well as on-going strategy, on a conference call today at 11:00 am (EDT). The interested parties may access the conference call live today by dialing 877-558-5219 for U.S. and Canadian callers or 706-634-5438 for international callers, and reference "CIT earnings call," or at the following website: http://ir.cit.com. An audio replay of the call will be available beginning no later than three hours after the conclusion of the call through 12:00 am (EDT) May 1, 2003, by dialing 800-642-1687 for U.S. and Canadian callers or 706-645-9291 for international callers with the pass-code 9614020, or at the following website: http://ir.cit.com.

Forward-Looking Statements:

      This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Transitional Report on Form 10-K for the period from October 1, 2002 to December 31, 2002. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About CIT:

      CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and applies its financial resources, industry expertise and product knowledge to serve the needs of clients across a wide variety of industries. CIT, a Fortune 500 company, holds leading positions in vendor financing, U.S. factoring, equipment and transportation financing, Small Business Administration loans, and asset-based and credit-secured lending. CIT, with its principal offices in New York City and Livingston, New Jersey, has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.


                                      ###

                         CIT GROUP INC. AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
      For the Quarters Ended March 31, 2003, December 31 and March 31, 2002
                  (dollars in millions, except per share data)

                                                        March 31,     December 31,                    March 31,
                                                        2003 (1)        2002 (1)                      2002 (1)
                                                        --------      ------------     -------------------------------------
                                                                                          CIT          TCH      Consolidated
Finance income                                          $  939.2        $  971.7       $ 1,106.7     $    --     $ 1,106.7
Interest expense                                           346.7           340.0           348.3          --         348.3
                                                        --------        --------       ---------     -------     ---------
Net finance income                                         592.5           631.7           758.4          --         758.4
Depreciation on operating lease equipment                  278.8           277.3           310.2          --         310.2
                                                        --------        --------       ---------     -------     ---------
Net finance margin                                         313.7           354.4           448.2          --         448.2
Provision for credit losses                                103.0           133.4           195.0          --         195.0
                                                        --------        --------       ---------     -------     ---------
Net finance margin after provision for credit losses       210.7           221.0           253.2          --         253.2
Other revenue(2)                                           235.5           257.1           232.1          --         232.1
                                                        --------        --------       ---------     -------     ---------
Operating margin                                           446.2           478.1           485.3          --         485.3
                                                        --------        --------       ---------     -------     ---------
Salaries and general operating expenses                    233.6           242.1           226.9         7.3         234.2
Goodwill Impairment                                           --              --         4,512.7          --       4,512.7
Interest expense -- TCH                                       --              --              --       305.0         305.0
                                                        --------        --------       ---------     -------     ---------
Operating expenses                                         233.6           242.1         4,739.6       312.3       5,051.9
                                                        --------        --------       ---------     -------     ---------
Income before provision for income taxes                   212.6           236.0        (4,254.3)     (312.3)     (4,566.6)
(Provision) benefit  for income taxes                      (82.9)          (92.0)          (98.4)       48.0         (50.4)
Minority interest in subsidiary trust holding
   solely debentures of the Company, after tax              (2.7)           (2.7)           (2.7)         --          (2.7)
                                                        --------        --------       ---------     -------     ---------
Net income                                              $  127.0        $  141.3       $(4,355.4)    $(264.3)    $(4,619.7)
                                                        ========        ========       =========     =======     =========
Earnings per share
Basic earnings per share                                $   0.60        $   0.67
Diluted earnings per share                              $   0.60        $   0.67
Number of shares --basic (thousands)                     211,573         211,573
Number of shares --diluted (thousands)                   211,899         211,826

(1) TCH was a wholly-owned subsidiary of a Tyco affiliate domiciled in Bermuda and was the holding company for the acquisition of CIT by Tyco. Prior to the completion of the IPO of CIT on July 8, 2002, the cumulative activity of TCH (net deficit) was offset via a capital contribution from Tyco. The consolidated financial statements of CIT were not impacted by TCH subsequent to June 30, 2002.

                                              March 31,  December 31,  March 31,
(2) Other Revenue                               2003         2002        2002
                                              ---------  ------------  ---------
  Fees and other income                       $ 144.7      $ 169.2     $ 160.9
  Factoring commissions                          46.9         55.1        37.5
  Gains on securitization                        30.7         30.5        34.7
  Gains on sales of leasing equipment            17.6          8.7         4.3
  Losses on venture capital investments          (4.4)        (6.4)       (5.3)
                                              -------      -------     -------
  Total other revenue                         $ 235.5      $ 257.1     $ 232.1
                                              =======      =======     =======

Fees and other income include: servicing fees, structuring and advisory fees, syndication fees and gains from other asset and receivable sales.

                         CIT GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                  March 31,     December 31,
                                                    2003            2002
                                                 -----------    ------------
                                                 (unaudited)
ASSETS
Financing and leasing assets:
   Finance receivables                           $ 28,654.6     $ 27,621.3
   Reserve for credit losses                         (757.0)        (760.8)
                                                 ----------     ----------
   Net finance receivables                         27,897.6       26,860.5
   Operating lease equipment, net                   6,831.4        6,704.6
   Finance receivables held for sale                1,273.0        1,213.4
Cash and cash equivalents                           2,025.4        2,036.6
Goodwill                                              384.4          384.4
Other assets (1)                                    4,837.4        4,732.9
                                                 ----------     ----------
Total Assets                                     $ 43,249.2     $ 41,932.4
                                                 ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
   Commercial paper                              $  4,490.5     $  4,974.6
   Variable-rate bank credit facilities             1,300.0        2,118.0
   Variable-rate senior notes                       6,609.2        4,906.9
   Fixed-rate senior notes                         20,152.1       19,681.8
                                                 ----------     ----------
Total debt                                         32,551.8       31,681.3
Credit balances of factoring clients                2,437.9        2,270.0
Accrued liabilities and payables                    3,006.1        2,853.2
                                                 ----------     ----------
Total Liabilities                                  37,995.8       36,804.5
Company-obligated mandatorily redeemable
preferred securities of subsidiary trust
holding solely debentures of the Company              256.8          257.2
Stockholders' Equity:
   Common stock                                         2.1            2.1
   Paid-in capital                                 10,677.0       10,676.2
   Accumulated deficit                             (5,505.3)      (5,606.9)
   Accumulated other comprehensive loss              (177.2)        (200.7)
                                                 ----------     ----------
Total Stockholders' Equity                          4,996.6        4,870.7
                                                 ----------     ----------
Total Liabilities and Stockholders' Equity       $ 43,249.2     $ 41,932.4
                                                 ==========     ==========

(1) Other Assets primarily include the following at March 31, 2003: $1.4 billion of securitization assets, $0.7 billion of accrued interest and receivables from derivative counterparties, $0.8 billion of investments and receivables from joint ventures and non-consolidated subsidiaries, $0.3 billion of deposits on flight equipment, $0.3 billion of equity investments, $0.2 billion of repossessed and off-lease equipment, $0.1 billion of prepaid expenses, and $0.1 billion of investments in aerospace securities. The remaining balance includes furniture and fixtures, miscellaneous receivables and other assets.

                         CIT GROUP INC. AND SUBSIDIARIES
                       OWNED AND MANAGED ASSET COMPOSITION
                              (dollars in millions)

                                                                  March 31,     December 31,   March 31,
                                                                    2003           2002          2002
                                                                 ----------    -------------  ----------
Equipment Financing & Leasing Segment
     Equipment Financing
          Finance receivables (1)                                 $ 6,237.4      $ 7,357.8     $ 8,999.5
          Operating lease equipment, net                              527.4          668.3         872.8
          Finance receivables held for sale                           163.4          119.1         132.0
                                                                  ---------      ---------     ---------
            Owned assets                                            6,928.2        8,145.2      10,004.3
          Finance receivables securitized and managed by CIT        3,977.2        3,936.2       3,752.5
                                                                  ---------      ---------     ---------
            Managed assets                                         10,905.4       12,081.4      13,756.8
                                                                  ---------      ---------     ---------
     Capital Finance
          Finance receivables                                       1,223.7        1,335.8       1,534.6
          Operating lease equipment, net                            4,973.0        4,719.9       3,950.3
                                                                  ---------      ---------     ---------
            Owned assets                                            6,196.7        6,055.7       5,484.9
                                                                  ---------      ---------     ---------
Specialty Finance Segment
     Commercial
          Finance receivables (1)                                   7,201.5        5,958.1       6,288.6
          Operating lease equipment, net                            1,227.6        1,257.3       1,717.4
          Finance receivables held for sale                           899.6          764.3         513.2
                                                                  ---------      ---------     ---------
            Owned assets                                            9,328.7        7,979.7       8,519.2
          Finance receivables securitized and managed by CIT        3,191.7        3,377.4       4,167.4
                                                                  ---------      ---------     ---------
            Managed assets                                         12,520.4       11,357.1      12,686.6
                                                                  ---------      ---------     ---------
     Consumer
          Finance receivables--- home equity                        1,391.3          962.7       1,553.4
          Finance receivables--- other                                995.8        1,044.4         864.9
          Finance receivables held for sale                           210.0          330.0            --
                                                                  ---------      ---------     ---------
            Owned assets                                            2,597.1        2,337.1       2,418.3
          Home equity finance receivables securitized and
            managed by CIT                                          2,358.6        2,213.6       1,619.9
          Other finance receivables securitized and managed
            by CIT                                                    860.2          955.2       1,216.5
                                                                  ---------      ---------     ---------
            Managed assets                                          5,815.9        5,505.9       5,254.7
                                                                  ---------      ---------     ---------
Commercial Finance Segment
     Commercial Services
          Finance receivables                                       4,726.1        4,392.5         756.1
          Finance receivables securitized and managed by CIT             --             --       3,432.4
                                                                  ---------      ---------     ---------
            Managed assets                                          4,726.1        4,392.5       4,188.5
                                                                  ---------      ---------     ---------
     Business Credit
          Finance receivables                                       3,956.6        3,649.1       3,680.6
                                                                  ---------      ---------     ---------
Structured Finance Segment
          Finance receivables                                       2,922.2        2,920.9       2,620.0
          Operating lease equipment, net                              103.4           59.1          63.5
          Equity investments                                          334.3          335.4         352.2
                                                                  ---------      ---------     ---------
            Owned assets                                            3,359.9        3,315.4       3,035.7
                                                                  ---------      ---------     ---------
Total
          Finance receivables                                     $28,654.6      $27,621.3     $26,297.7
          Operating lease equipment, net                            6,831.4        6,704.6       6,604.0
          Finance receivables held for sale                         1,273.0        1,213.4         645.2
          Equity investments                                          334.3          335.4         352.2
                                                                  ---------      ---------     ---------
            Owned assets                                           37,093.3       35,874.7      33,899.1
          Finance receivables securitized and managed by CIT       10,387.7       10,482.4      14,188.7
                                                                  ---------      ---------     ---------
            Managed assets                                        $47,481.0      $46,357.1     $48,087.8
                                                                  =========      =========     =========

(1) During the quarter, certain owned finance receivables totaling $1,078.6 million at March 31, 2003 were transferred from Equipment Financing to Specialty Finance - Commercial, principally representing small business loans and leases. Prior period data has not been restated to conform to present period presentation.

                         CIT GROUP INC. AND SUBSIDIARIES
                                 CREDIT METRICS
                              (dollars in millions)

                                                                                     For the Quarters Ended
                                                              --------------------------------------------------------------------
                                                                March 31, 2003         December 31, 2002         March 31, 2002
                                                                   $          %          $             %          $            %
                                                              ------------------     --------------------     --------------------
Net Credit Losses - Owned as a Percentage
    of Average Finance Receivables
    Equipment Financing and Leasing(1)                        $     39.9    2.07%    $     71.1      3.23%    $     61.1     2.26%
    Specialty Finance - Commercial(1)                               31.0    1.73%          23.2      1.55%          19.6     1.21%
    Commercial Finance                                              16.6    0.80%          33.5      1.92%          20.2     1.36%
    Structured Finance                                              13.8    1.90%          15.5      2.24%           0.1     0.01%
                                                              ----------             ----------               ----------
      Total Commercial                                             101.3    1.55%         143.3      2.33%         101.0     1.59%
    Specialty Finance - Consumer                                    13.0    2.36%          11.2      2.24%          11.4     1.51%
                                                              ----------             ----------               ----------
    Total                                                     $    114.3    1.61%    $    154.5      2.32%    $    112.4     1.58%
                                                              ==========             ==========               ==========

                                                                March 31, 2003         December 31, 2002         March 31, 2002
                                                                   $          %          $             %          $            %
                                                              ------------------     --------------------     --------------------
Finance Receivables Past Due 60 days or more - Owned
    as a Percentage of Finance Receivables
    Equipment Financing and Leasing(1)                        $    366.5    4.91%    $    444.8      5.12%    $    463.0     4.39%
    Specialty Finance - Commercial(1)                              264.7    3.68%         182.9      3.07%         287.3     4.55%
    Commercial Finance                                             152.8    1.76%         172.3      2.14%         224.7     2.86%
    Structured Finance                                              55.2    1.89%          67.6      2.31%          39.0     1.49%
                                                              ----------             ----------               ----------
      Total Commercial                                             839.2    3.19%         867.6      3.39%       1,014.0     3.71%
    Specialty Finance - Consumer                                   132.0    5.53%         133.7      6.66%         144.1     5.96%
                                                              ----------             ----------               ----------
    Total                                                     $    971.2    3.39%    $  1,001.3      3.63%    $  1,158.1     3.90%
                                                              ==========             ==========               ==========

Non-performing Assets - Owned as a Percentage of
    Finance Receivables(2)
    Equipment Financing and Leasing(1)                        $    425.4    5.70%    $    558.4      6.42%    $    472.3     4.48%
    Specialty Finance - Commercial(1)                              160.4    2.23%          98.2      1.65%         140.1     2.22%
    Commercial Finance                                             128.0    1.47%         136.2      1.69%         138.5     1.76%
    Structured Finance                                             143.4    4.91%         151.6      5.19%          81.8     3.12%
                                                              ----------             ----------               ----------
      Total Commercial                                             857.2    3.26%         944.4      3.69%         832.7     3.05%
    Specialty Finance - Consumer                                   149.2    6.25%         141.4      7.04%         155.7     6.44%
                                                              ----------             ----------               ----------
    Total                                                     $  1,006.4    3.51%    $  1,085.8      3.93%    $    988.4     3.32%
                                                              ==========             ==========               ==========

Finance Receivables Past Due 60 days or more - Managed
    as a Percentage of Managed Financial Assets(3)
    Equipment Financing and Leasing(1)                        $    540.7    4.66%    $    631.2      4.95%    $    778.5     5.40%
    Specialty Finance - Commercial(1)                              343.0    3.04%         265.1      2.62%         401.0     3.66%
    Commercial Finance                                             152.8    1.76%         172.3      2.14%         224.7     2.86%
    Structured Finance                                              55.2    1.89%          67.6      2.31%          39.0     1.49%
                                                              ----------             ----------               ----------
      Total Commercial                                           1,091.7    3.16%       1,136.2      3.36%       1,443.2     4.02%
    Specialty Finance - Consumer                                   269.6    4.64%         259.4      4.71%         237.0     4.51%
                                                              ----------             ----------               ----------
    Total                                                     $  1,361.3    3.38%    $  1,395.6      3.55%    $  1,680.2     4.09%
                                                              ==========             ==========               ==========

Reserve for Credit Losses
    Reserve for credit losses as a percentage
       of finance receivables                                 $    757.0    2.64%    $    760.8      2.75%    $    554.9     2.11%
    Reserve for credit losses as a percentage of
       finance receivables past due 60 days or more                         77.9%                    76.0%                   47.9%

(1) During the quarter, certain portfolios were tranferred from Equipment Financing and Leasing to Specialty Finance - Commercial. Charge-offs for the quarter relating to these portfolios totaled approximately $11 million. At March 31, 2003 approximately $77 million past due 60+ accounts (both owned and managed) and $70 million non-performing accounts related to the transferred portfolios, versus $79 million and $73 million at December 31, 2002, respectively. Prior period balances have not been restated to conform to present period presentation.

(2) Total non-performing assets reflect both commercial and consumer finance receivables on non-accrual status and assets received in satisfaction of loans.

(3) Managed financial assets exclude operating leases and certain equity investments.

                         CIT GROUP INC. AND SUBSIDIARIES
                  SELECTED DATA AND OWNED PORTFOLIO INFORMATION
                     (dollars in millions unless specified)

Selected Data                                                                                      For the Quarters Ended
                                                                                         ------------------------------------------
                                                                                           March 31,     December 31,     March 31,
                                                                                             2003           2002            2002
                                                                                         ------------------------------------------
Profitability
        Net finance margin as percentage of AEA                                                3.63%           4.34%           4.98%
        Net finance margin after provision as percentage of AEA                                2.44%           2.70%           2.81%
        Salaries & general operating expenses as percentage of AMA(1)                          2.08%           2.18%           1.93%
        Efficiency ratio                                                                       42.5%           39.6%           33.4%

Securitization Volume(2)
        Equipment Financing                                                              $    461.0      $    310.6      $    364.0
        Specialty Finance - Commercial                                                        409.3           590.6           673.2
        Specialty Finance - Consumer                                                          367.1           288.1         1,688.7
                                                                                         ------------------------------------------
        Total                                                                            $  1,237.4      $  1,189.3      $  2,725.9
                                                                                         ==========================================

Average Assets
        Average Finance Receivables (AFR)                                                $ 28,328.8      $ 26,586.6      $ 28,487.3
        Average Earning Assets (AEA)                                                       34,600.6        32,693.2        36,006.6
        Average Managed Assets (AMA)(1)                                                    44,967.8        44,361.8        46,896.5
        Average Operating Leases (AOL)                                                      6,712.6         6,605.0         6,544.7
        Note: These averages are based on an ending four month average

                                                                                           March 31,     December 31,     March 31,
                                                                                             2003           2002            2002
                                                                                         ------------------------------------------
Capital & Leverage(3),(4)
        Tangible stockholders' equity to managed assets                                      10.42%         10.44%          9.14%
        Debt (net of overnight deposits) to tangible stockholders' equity(5)                  6.29x          6.22x          7.30x

Note: The above data for all relevant periods shown reflects the activity for CIT only and excludes the consolidating TCH expenses.

(1) "AMA" or "Average Managed Assets" represents the sum of average earning assets, which are net of credit balances of factoring clients, and the average of finance receivables previously securitized and still managed by CIT.

(2) Quarters ended December 31, 2002 and March 31, 2002 exclude trade receivables securitization activity due to the short-term nature of the receivables and facilities.

(3) Tangible stockholders' equity excludes goodwill.

(4) Tangible stockholders' equity (excludes the impact of accounting changes for derivative financial instruments and unrealized gains) includes Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company ("Preferred Capital Securities").

(5) Total debt excludes, and stockholders' equity includes, Preferred Capital Securities.

Owned Portfolio Information                                                                 March 31,     December 31,     March 31,
                                                                                              2003            2002           2002
                                                                                            ----------------------------------------
Liquidating Portfolios:
        Balance                                                                             $1,282.2        $1,339.0        $1,978.2
        Non-performing accounts                                                             $  142.9        $  160.9        $  176.6
        Past due 60+ days                                                                   $  149.6        $  131.0        $  164.7

Telecommunications(6):
        Financing and leasing assets                                                        $  678.7        $  710.1        $  710.9
        Number of accounts                                                                        53              52              57
        Largest customer account balance                                                    $   33.4        $   32.9        $   34.0
        Non-performing accounts                                                             $   85.5        $  120.2        $   60.6
        Number of accounts                                                                         9              10               8
        Past due 60+ days                                                                   $   35.5        $   37.3        $   32.0
        CLEC exposure                                                                       $  238.0        $  262.3        $  285.6

Equity and Venture Capital Investments:
        Total investment balance                                                            $  334.3        $  335.4        $  352.2
        Direct investments                                                                  $  179.6        $  188.8        $  201.9
        Number of companies                                                                       57              57              59
        Private equity funds                                                                $  154.7        $  146.6        $  150.3
        Number of funds                                                                           52              52              52
        Remaining fund commitments                                                          $  153.7        $  164.9        $  205.1

Aerospace:
        Financing and leasing assets
          Commercial                                                                        $4,179.7        $4,072.8        $3,613.3
          Regional                                                                          $  309.1        $  344.0        $  281.2
        Investment in aerospace assets (EETC's)                                             $   89.2        $   95.5        $   77.0
        Number of planes:
          Commercial                                                                             195             194             191
          Regional                                                                               115             117              90
        Remaining purchase commitment deliveries (through 2007)                                   75              79              90
        Remaining purchase commitments (through 2007) ($ in billions)                       $    3.6        $    3.8        $    4.1

(6) Telecommunication portfolio data consists of lending and leasing directly to the telecommunication sector, and does not include lending and leasing for telecom related equipment to non-telecom companies.

                         CIT GROUP INC. AND SUBSIDIARIES
                       Commercial Aerospace Portfolio Data
                     (dollars in millions unless specified)

                                                            March 31, 2003          December 31, 2002
                                                        ----------------------    ----------------------
Commercial Aerospace Portfolio:
By Region:                                              Net Investment  Number    Net Investment  Number
                                                        --------------  ------    --------------  ------
Europe                                                     $1,537.4          51      $1,506.5          51
North America (1)                                           1,110.1          78       1,042.2          75
Asia Pacific                                                  886.5          36         853.6          35
Latin America                                                 572.5          26         595.9          29
Africa / Middle East                                           73.2           4          74.6           4
                                                           --------    --------      --------    --------
Total                                                      $4,179.7         195      $4,072.8         194
                                                           ========    ========      ========    ========

By Manufacturer:                                        Net Investment  Number    Net Investment  Number
                                                        --------------  ------    --------------  ------
Boeing                                                     $2,514.2         138      $2,388.1         135
Airbus                                                      1,640.8          42       1,647.9          42
Other                                                          24.7          15          36.8          17
                                                           --------    --------      --------    --------
Total                                                      $4,179.7         195      $4,072.8         194
                                                           ========    ========      ========    ========

By Body Type (2):                                       Net Investment  Number    Net Investment  Number
                                                        --------------  ------    --------------  ------
  Narrow body                                              $2,909.8         144      $2,799.4         142
  Intermediate                                                871.6          18         859.2          17
  Wide body                                                   373.6          18         377.4          18
  Other                                                        24.7          15          36.8          17
                                                           --------    --------      --------    --------
  Total                                                    $4,179.7         195      $4,072.8         194
                                                           ========    ========      ========    ========

Largest customer net investment                            $  242.6                  $  193.0
Number of accounts                                               74                        78
Weighted average age of fleet (years)                             7                         7


New Aircraft Delivery Order Book (dollars in billions)      Amount      Number        Amount      Number
                                                           --------    --------      --------    --------
 For the Years Ending December 31,
  2003 (Remaining 9 Months for March 2003)                 $    0.7          17      $    0.8          19
  2004                                                          0.8          17           1.0          22
  2005                                                          1.3          27           1.3          27
  2006                                                          0.7          13           0.6          10
  2007                                                          0.1           1           0.1           1
                                                           --------    --------      --------    --------
  Total                                                    $    3.6          75      $    3.8          79
                                                           ========    ========      ========    ========

The order amounts are based on current appraised values in 2002 base dollars and exclude CIT's option to purchase additional planes. Contractual maturities, sales and other dispositions, as well as depreciation expense, are expected to largely offset the new deliveries. At March 31, 2003, 11 of the 2003 deliveries and 2 of the 2004 deliveries were placed.

(1) Comprised of net investments in the U.S. and Canada of $902.0 million (72 aircraft) and $208.1 million (6 aircraft) at March 31, 2003 and $832.7 million (69 aircraft) and $209.5 million (6 aircraft) at December 31, 2002.

(2) Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft. Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.